Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Dewan F.H. Chowdhury, Chief Executive Officer, President and Interim Chief Financial Officer of Nemaura Medical Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 (the “Report”).

The undersigned hereby certifies that:

1.       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operation of the Company

Date: August 12, 2022	/s/ Dewan F.H. Chowdhury
Dewan F.H. Chowdhury Chief Executive Officer, Interim Chief Financial Officer, and President (Principal Executive Officer and Principal Financial Officer)